Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288613

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 10, 2025)

Alpha Teknova, Inc.

     shares of Common Stock

We are offering      shares of our common stock, par value $0.00001 per share.

Our common stock is listed on the Nasdaq Global Market under the symbol “TKNO”. On October 19, 2026, the last reported sale price of our common stock, as reported on the Nasdaq Global Market, was $6.80 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” beginning on page S-20 for additional information regarding underwriter compensation.

We have granted the underwriters a 30-day option to purchase up to      additional shares of common stock from us at the public offering price per share, less underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about October  , 2026.

Joint Book-Running Managers

TD Cowen	William Blair

This prospectus supplement is dated October  , 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $225,000,000.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, and the underwriters, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus to “Teknova,” “the Company,” “we,” “us” and “our” refer to Alpha Teknova, Inc. General information about us can be found on our website at www.teknova.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this or any other report filed with the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “would,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “continue,” “plan,” “future,” “likely,” “predict,” “assume,” “objectives,” “seeks,” “if,” “might,” “can,” or other similar words or expressions.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. We caution our stockholders and other readers not to place undue reliance on such statements. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities.

Any statements in this prospectus supplement, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	general economic, market or business conditions as well as those in the specific industry and markets in which our business operates which may impact customer demand for our products;

•	our ability to meet our publicly announced guidance or other expectations about our business;

•	our future financial performance, including our revenue, costs of revenue, and operating expenses;

•	our ability to grow profitability;

•	our ability to expand our operations and increase capacity;

•	our anticipated uses of cash in the short and long terms and the sufficiency of our sources of liquidity;

•	our ability to defend against claims and mitigate adverse results from any legal proceedings against us and the merits of any claims or suits against us;

•	our recent history of losses and our ability to continue as a going concern;

•	our ability to limit our accounts receivable and credit risk exposure;

•	our future investments, if any, in additional facilities to facilitate our expected growth;

•	our future uses of capital to pursue potential acquisitions, if any, that further or accelerate our strategy;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to take advantage of certain exemptions from various reporting requirements generally applicable to public companies;

•

our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and the impact of the anticipated loss of emerging growth company status as of the end of the fiscal year ending December 31, 2026;

•

the impact of any pandemic, epidemic, or outbreak of infectious disease, natural disasters, geopolitical unrest, war, terrorism, public health issues or other catastrophic events may have on our business and our ability to actively manage our response to these types of events;

•	our future adoption of critical accounting policies and estimates;

•	our ability to increase the scale and capacity of, or otherwise effectively adjust, our manufacturing processes and systems in response to market demands;

•	the impact of increased competition from additional companies entering the market and the availability of more advanced technologies in the market;

•

the use of artificial intelligence or other, related emerging technologies in various facets of our business, including our quality systems, customer-facing activities, root cause analysis, and complaint investigations, and the potential for such technologies to exacerbate competitive, operational, regulatory, legal, cybersecurity, intellectual property, compliance, and other risks;

•	our ability to hire and retain key personnel;

•	our ability to obtain capital on favorable terms, or at all;

•	our ability to generate future revenue growth from products targeting emerging therapeutic and diagnostic modalities;

•	the impact of increased costs on our operations, including materials, labor, inflation, and interest rates;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements, and capital expenditures;

•	the enforceability of our exclusive forum provisions in our amended and restated certificate of incorporation;

•	our customers’ sensitivity to product nonconformances, defects, and errors;

•	the availability of exemption of our products from compliance with the U.S. Food, Drug and Cosmetic Act;

•	our ability to secure and maintain a stable supply of raw materials in the future;

•	our ability to maintain a corporate culture that contributes to our success;

•	the marketability of our products across a wide range of markets and the probability of success or revenue opportunity in our target markets;

•	regulatory developments in the United States (U.S.) and other countries;

•	the impact of revenue recognition rules and other factors on our financial results;

•	our ability to obtain, maintain, and enforce intellectual property protection for our current and future products, including our ability to protect our trade secrets, trademarks, and trade names;

•	the ongoing expenses associated with being a public company; and

•	the anticipated use of proceeds of this offering.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the matters summarized under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

The information appearing in this prospectus supplement is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Teknova and this offering, you should carefully read this prospectus supplement, including the information incorporated by reference into this prospectus supplement, in its entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and in our other filings with the SEC.

Company Overview

We are a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics. Our more than 3,000 customers span the continuum of the life sciences market and include leading pharmaceutical and biotechnology companies, contract development and manufacturing organizations, in vitro diagnostics franchises, and academic and government research institutions. Our Company is built around our knowledge, methods, and know-how in our manufacturing processes and infrastructure, which are highly adaptable and configurable. These proprietary processes enable us to manufacture and deliver high-quality, custom, made-to-order products with short turnaround times and at scale, across all stages of our customers’ product development, including commercialization.

We have substantial expertise in manufacturing customer-specified formulations and have demonstrated the ability to manufacture and deliver our products to customers quickly. Due to our expertise in raw materials sourcing, chemical formulation, and quality control, developed over more than two decades, we are typically able to move a new custom product into production in a matter of weeks from order receipt. This can allow our customers to receive their products in weeks as compared to months from alternative suppliers operating in traditional production environments. Our processes are designed to handle a diverse array of customer-requested inputs, which may vary by volume, chemical formulation, quality specifications, container types, and transportation requirements, enabling broad use of our products across the life sciences market. Our proprietary capabilities and products underpin the value we provide to customers across their product development and commercialization activities and allow us to scale with our clients as they grow, supporting their need for materials in greater volumes and that meet increasingly stringent regulatory requirements.

We offer three primary product types: pre-poured media plates for cell growth and cloning; liquid microbial culture media and supplements for cellular expansion; and molecular biology reagents for sample manipulation, resuspension, and purification. We typically begin working with customers in the discovery phase of development, in which they use our off-the-shelf (catalog) formulations for initial experimentation. As customers’ product development progresses and they begin to need products with improved performance, in greater volumes, or that meet good manufacturing practice (“GMP”) requirements (see below), they routinely go on to order higher value, custom, or GMP-grade products. We believe the bespoke nature of our portfolio makes us a critical, trusted supplier to our customers.

Due to extensive validation and customer loyalty owing, in part, to fast turnaround times for our custom products, our customers frequently integrate them as components into the lifecycle of their own products and, we believe, are therefore unlikely to substitute Teknova’s components with alternatives. As a result, our customer relationships typically span many years and help drive recurring business. Moreover, we are committed to delivering high levels of customer satisfaction through continued investment in our customer service, operating infrastructure, quality systems, and manufacturing processes. During 2025, we achieved an annual customer retention rate of approximately 95% for customers purchasing more than $10,000 annually, which represented approximately 15% of our customer base and approximately 85% of our annual revenue during that period. We believe the Teknova brand is well established in the U.S. life sciences industry as a result of our track record of delivering high-quality, custom products and providing superior customer service.

We participate in multiple markets because customers use our products across the life sciences industry, including in high growth areas like cell and gene therapy research, development, and production. Over time, the U.S. Food and Drug Administration has approved a number of cell and gene therapies in the U.S. as has the European Union (“EU”) according to reports from the Alliance for Regenerative Medicine. The cell and gene therapy sector continued to see regulatory approvals throughout 2025 both in the U.S. and EU, supported by a robust pipeline of companies expected to submit regulatory applications in 2026, as reported by the Alliance for Regenerative Medicine.

We believe our prospects for growth will also benefit from developments in other fields, including mRNA vaccines, liquid biopsy and genomics. We believe the key industry factors that will drive our future growth include:

•

the need for custom reagents for purification in the development of emerging therapeutic modalities such as cell and gene therapies, mRNA, and next-generation antibodies, such as antibody drug conjugates, and multi-specific antibodies;

•	the growing demand for a single, adaptable, end-to-end provider that can offer both “research use only” (“RUO”) as well as GMP-grade, custom, made-to-order products with short turnaround times;

•	the importance of GMP-grade products in a development and manufacturing process that is subject to complex and stringent regulatory requirements;

•	the demand for suppliers capable of quickly scaling production volumes up and down in response to customer needs; and

•	the increasing demand to move to single-use bioreactors, which results in increased use of build sizes less than 2,000 liters.

The nature of many of our products and their uses requires that they be manufactured by highly skilled personnel in contamination-controlled environments, following exacting procedures to ensure quality. We manufacture our products at our facilities in Hollister, California, which were purpose-built to address our customers’ needs for custom-made, RUO, or GMP-grade input components.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section entitled “Risk Factors” in this prospectus supplement for a discussion of some of the risks relating to the execution of our business strategy.

Recent Developments

Preliminary Unaudited Third Quarter 2026 Financial Results

Set forth below are certain preliminary unaudited financial results for the three months ended September 30, 2026 and as of September 30, 2026:

•	Revenue for the three months ended September 30, 2026 is estimated to be within the range of $12.5 million and $12.7 million.

•	Gross margin for the three months ended September 30, 2026 is estimated to be within the range of 36.0% and 38.0%.

•	Adjusted EBITDA for the three months ended September 30, 2026 is estimated to be within the range of (negative $1.2 million and negative $1.0 million).

•	Cash and short term investments as of September 30, 2026 is estimated to be $16.6 million.

The Company’s total revenue is estimated to be up 19% to 21% compared to the same period in the prior year. The Company’s gross margin is estimated to have expanded by 500 to 700 basis points compared to the same period in the prior year, driven primarily by top-line growth. The Company’s estimated Adjusted EBITDA would represent an at least 25% improvement compared to the same period in the prior year, driven by continued cost discipline.

The Company’s financial statements for the three months and nine months ended September 30, 2026 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the periods discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that is not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Our management believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. This non-GAAP financial measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on GAAP, excluding interest expense, income tax expense, depreciation and amortization, and stock-based compensation expense.

The following is a reconciliation of net income, the most directly comparable GAAP financial measure to Adjusted EBITDA:

($ in thousands)	Three Months Ended September 30, 2026 (Estimated)
Net loss	$(3,694) - $(3,494)
Add back:
Interest expense, net	(259)
Provision for income taxes	34
Depreciation expense	1,302
Amortization of intangible assets	287

EBITDA	$(1,812) - $(1,612)

Other and non-recurring expenses:
Stock-based compensation expense	612

Adjusted EBITDA	$(1,200) - $(1,000)

Corporate Information

The Company was founded in 1996 and initially incorporated in California on May 30, 2000, under the name “eTeknova, Inc.” On January 11, 2019, the Company filed a certificate of merger and merged with and into Alpha Teknova, Inc., a Delaware corporation, which continued as the surviving entity bearing the corporate name of “Alpha Teknova, Inc.”

In June 2021, we completed the initial public offering of our common stock. Our common stock trades on the Nasdaq Global Market under the symbol “TKNO”. Telegraph Hill Partners Management Company LLC, through its affiliates Telegraph Hill Partners IV, L.P., THP IV Affiliates Fund, LLC, Telegraph Hill Partners V, L.P., and THP V Affiliates Fund, LLC, continues to be our controlling stockholder.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 2451 Bert Dr., Hollister, California 95023. Our telephone number is (831) 637-1100. Our website address is www.teknova.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we qualify as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•	reduced obligations with respect to financial data, including presenting only two years of audited financial statements;

•	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from adopting new or revised accounting standards, and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult. We may take advantage of these reporting exemptions until we no longer qualify as an emerging growth company, or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more;

•	the last day of our fiscal year following the fifth anniversary of the date of the closing of our initial public offering;

•	the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and

•

the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (i) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last business day of our most recently completed second fiscal quarter, and (ii) been public for at least 12 months).

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of our voting and non-voting common stock held by non-affiliates equals or exceeds $250.0 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenues are more than $100.0 million during the most recently completed fiscal year or (ii) the market value of our voting and non-voting common stock held by non-affiliates equals or exceeds $700.0 million measured on the last business day of our most recently completed second fiscal quarter. As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common Stock Offered by Us	shares of our common stock.

Option to Purchase Additional Shares From Us	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock from us at the public offering price, less underwriting discounts and commissions.

Common Stock to be Outstanding Immediately After This Offering(1)	shares (or shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes (including potentially the repayment of a portion of our outstanding debt obligations). We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-13 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

Symbol on the Nasdaq Global Market	“TKNO”

(1)

The number of shares of our common stock to be outstanding immediately after this offering is based on 53,702,534 shares of common stock outstanding as of September 30, 2026 and excludes, in each case as of September 30, 2026:

•

6,417,264 shares of our common stock issuable upon the exercise of stock options outstanding under our 2016 Stock Plan, as amended, our 2020 Equity Incentive Plan, as amended, and our 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $3.34 per share;

•	22,535 shares of common stock reserved for issuance upon settlement of outstanding restricted stock units under the 2021 Plan;

•

4,389,488 shares of common stock reserved for issuance pursuant to future awards under the 2021 Plan (which number of shares accounts for the annual increases pursuant to the provisions of such plan which provide for a possible annual increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to

4% of the total number of shares of common stock outstanding on December 31 of the preceding year (but does not include any such increase for January 1, 2025 or January 1, 2026, as the Company determined not to implement the increases for such dates, and does not include a possible increase in any subsequent year)); and

•

1,168,142 shares of common stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan (which number of shares accounts for the annual increases pursuant to the provisions of such plan which provide for a possible annual increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, and (ii) 319,911 shares of common stock (but does not include any such increase for January 1, 2025 or January 1, 2026, as the Company determined not to implement the increases for such dates, and does not include a possible increase in any subsequent year)).

In addition, the number of shares of our common stock to be outstanding immediately after this offering excludes shares of common stock that we may sell pursuant to our sales agreement (the “Sales Agreement”) with Cowen and Company, LLC, which has been assigned to TD Securities (USA) LLC as its successor in interest, dated March 30, 2023. As of the date of this prospectus supplement, we may sell up to $50.0 million of shares of our common stock remaining available for sale by us under the Sales Agreement after the expiration or waiver of the lock-up period applicable to us as a result of this offering; however, we do not currently have an effective prospectus relating to our common stock issuable pursuant to the terms of the Sales Agreement, and we will not make any sales of our common stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. See the section titled “Underwriting” for more information.

Unless we specifically state otherwise, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of our common stock, no exercise of outstanding stock options or the settlement of any restricted stock units, in each case subsequent to June 30, 2026.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus supplement and accompanying prospectus. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition, results of operations or prospects could be harmed substantially. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement, as well as the other information included in this prospectus supplement, before making an investment decision with respect to our common stock. Please also carefully read the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in how we apply our available funds, including the net proceeds we receive from this offering, and we may not use these funds effectively, which could affect our results of operations and cause our stock price to decline.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for general corporate purposes (including potentially the repayment of a portion of our outstanding debt obligations) and may also use such proceeds for working capital and other general corporate purposes, which may include, among other things, expenditures to increase our manufacturing capacity and capabilities, improve operating efficiency, scale up our marketing, sales and research and development staff and capabilities, increase brand awareness, develop new products and services, attract new customers, pursue acquisition opportunities, and for other corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest our available funds in a manner that does not produce income or that loses value. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement for additional detail.

Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution, as the public offering price of our common stock will be substantially greater than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $     per share, representing the difference between the public offering price per share of common stock and our as adjusted net tangible book value as of June 30, 2026. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including sales of our common stock pursuant to the Sales Agreement that may become eligible to sell once a new prospectus, prospectus supplement or a new registration statement is filed covering such sales. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that outstanding options or warrants to purchase common stock are exercised, investors purchasing our common stock in this offering may experience further dilution.

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering, upon issuance will be, freely tradable without restriction or further registration under the Securities Act. We may sell large quantities of our common stock at any time pursuant to one or more separate offerings in the future. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Because we have no current plans to pay regular cash dividends on our common stock and are prohibited from paying cash dividends under the Second Amended and Restated Credit Agreement, you may not receive any return on investment unless you sell your common stock for a price higher than you paid for it.

We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, the terms of our Second Amended and Restated Credit Agreement, dated March 3, 2025 (the “Second Amended and Restated Credit Agreement”) with MidCap Financial Trust as agent and lender, prohibit us from paying dividends, other than dividends payable in our stock, without the prior written consent of the lender. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt or preferred securities we may issue or any future credit facilities we may enter into. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus supplement or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus supplement and the documents incorporated by reference into this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus supplement titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $     million, or approximately $     million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes (including potentially the repayment of a portion of our outstanding debt obligations). We also may use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current commitments or arrangements to do so.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our growth, our funding requirements, and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest a portion of the proceeds of this offering in short-term, interest-bearing instruments.

DILUTION

Purchasers of our common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2026 was approximately $50 million, or $0.93 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of June 30, 2026.

After giving effect to the sale by us of      shares of our common stock offered hereby in the aggregate amount of $     at the public offering price of $     per share, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in net tangible book value of $     per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $     per share of common stock issued to the investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per share	$
Net tangible book value per share as of June 30, 2026		$0.93
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering
Dilution per share to investors participating in this offering	$

If the underwriters exercise their option to purchase additional shares of common stock in this offering in full at the public offering price of $     per share of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share as of June 30, 2026 would have been $     per share, and the immediate dilution in as adjusted net tangible book value to investors participating in this offering would have been $     per share.

The above discussion and table are based on an aggregate of 53,702,534 shares of common stock outstanding as of September 30, 2026 and excludes, in each case as of June 30, 2026:

•

6,429,749 shares of our common stock issuable upon the exercise of stock options outstanding under our 2016 Stock Plan, as amended, our 2020 Equity Incentive Plan, as amended, and the 2021 Plan, with a weighted average exercise price of $3.34 per share;

•	22,535 shares of common stock reserved for issuance upon settlement of outstanding restricted stock units under the 2021 Plan;

•

4,396,890 shares of common stock reserved for issuance pursuant to future awards under the 2021 Plan (which number of shares accounts for the annual increases pursuant to the provisions of such plan which provide for a possible annual increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31 of the preceding year (but does not include any such increase for January 1, 2025 or January 1, 2026, as the Company determined not to implement the increases for such dates, and does not include a possible increase in any subsequent year)); and

•

1,168,142 shares of common stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan (which number of shares accounts for the annual increases pursuant to the provisions of such plan which provide for a possible annual increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, and (ii) 319,911 shares of common stock (but does not include any such increase for January 1, 2025 or January 1, 2026, as the Company determined not to implement the increases for such dates, and does not include a possible increase in any subsequent year)).

In addition, the number of shares of our common stock outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to our Sales Agreement. As of the date of this prospectus supplement, we may sell up to $50.0 million of shares of our common stock remaining under the Sales Agreement after the expiration or waiver of the lock-up period applicable to us as a result of this offering; however, we do not currently have an effective prospectus relating to our common stock issuable pursuant to the terms of the Sales Agreement, and we will not make any sales of our common stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. See the section titled “Underwriting” for more information.

To the extent that options and restricted stock units outstanding as of June 30, 2026 have been or are exercised or have been settled in shares of common stock, as applicable, new options or other equity awards are granted under our equity incentive plans, or we issue additional shares in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have not paid any dividends since our inception. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. We do not currently intend to declare or pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, and other factors that our board of directors considers relevant. In particular, unless waived, the terms of the Second Amended and Restated Credit Agreement prohibit us from paying dividends, other than dividends payable in our stock, without the prior written consent of the lender. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt or preferred securities we may issue or any future credit facilities we may enter into.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below. TD Securities (USA) LLC and William Blair & Company, L.L.C. are the representatives of the underwriters.

Underwriter	Number of Shares
TD Securities (USA) LLC
William Blair & Company, L.L.C.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to additional shares of common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $     and are payable by us. We have agreed to reimburse the underwriters for up to $20,000 for their Financial Industry Regulatory Authority (“FINRA”) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to the company	$	$	$

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $     per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any shares of common stock may be made by affiliates of the underwriters.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Market Information. Our common stock is traded on the Nasdaq Global Market under the symbol ‘‘TKNO’’.

Stabilization. In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our other stockholders have agreed, subject to certain exceptions, not to and will not cause or direct any of their respective affiliates to offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) in whole or in part, directly or indirectly the economic risk of ownership of, or engage in, or announce the intention to engage in, any short selling of, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of TD Securities (USA) LLC and William Blair & Company, L.L.C., for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or, in some instances, acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (i) issue common stock or options pursuant to employee benefit plans, (ii) issue common stock upon exercise of outstanding options or warrants, (iii) issue securities in connection with acquisitions or similar transactions, (iv) file registration statements on Form S-8, and (v) file a new registration statement on Form S-3. The exceptions permit parties to the ‘‘lock-up’’ agreements, among other things and subject to restrictions, to: (a) make certain gifts or transfers by will or intestate succession upon the death of the party, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement, or to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the party and such transfer is not for value, (d) enter into a 10b5-1 trading plan, provided that such plan does not permit the sale of any common stock during the 90-day lock-up period and, except as required by applicable securities laws, no public announcement or filing is made regarding such plan during the 90-day lock-up period, (e) enter into transactions relating to shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in this offering or in open market transactions after closing of this offering, provided that no public announcement or filing is required to be made regarding such transaction during the 90-day lock-up period, (f) make transfers to us to satisfy tax withholding obligations pursuant to our equity incentive plans disclosed in this prospectus supplement and any transfers through a “sell to cover” transaction to satisfy tax withholding obligations upon the vesting of restricted stock units pursuant to our equity incentive plans whether pursuant to the terms of a 10b5-1 trading plan or any sell to cover policy we have, (g) make transfers pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement, (h) make transfers to us pursuant to contractual arrangements that provide for our repurchase or forfeiture of securities in connection with the termination of the party’s service to us, (i) make transfers pursuant to third-party tender offer, merger, consolidation or other similar transaction, and (j) sell shares of common stock pursuant to a 10b5-1 trading plan that has been disclosed to TD Securities (USA) LLC and William Blair & Company, L.L.C. prior to the execution of the lock-up agreement by the party. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

TD Securities (USA) LLC and William Blair & Company, L.L.C., in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, TD Securities (USA) LLC and William Blair & Company, L.L.C. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Selling Restrictions

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus

Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

A. to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B. to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C. otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A. a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B. a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person (as defined below) or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the shares of our common stock has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1) you confirm and warrant that you are either:

a.	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

b.

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

c.	a person associated with the Company under section 708(12) of the Corporations Act; or

d.

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance; and

(2) you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of those shares of common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. For example, we entered into the Sales Agreement with Cowen and Company, LLC, which has been assigned to TD Securities (USA) LLC as its successor in interest, under which we may offer and sell, from time to time at our discretion, shares of our common stock having an aggregate offering price of up to $50.0 million through TD Securities (USA) LLC, acting as our sales agent, for which TD Securities (USA) LLC may receive customary fees and expenses. However, we do not currently have an effective prospectus relating to our common stock issuable pursuant to the terms of the Sales Agreement, and we will not make any sales of our common stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Paul Hastings LLP, Palo Alto, California. DLA Piper LLP (US), San Diego, California is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Alpha Teknova, Inc. incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement, we refer you to the registration statement and the schedules and exhibits filed as part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus supplement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Alpha Teknova, Inc. The SEC’s Internet site can be found at http://www.sec.gov. Additional information with respect to us can be found on our website at www.teknova.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 001-40538):

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2026;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

•

Our Current Reports on Form 8-K (other than portions thereof furnished under Items 2.02 and 7.01 of Form  8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on May  6, 2026, and June 1, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-40538), filed with the SEC on June 24, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and such future filings will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

Alpha Teknova, Inc.

Attn: Corporate Secretary

2451 Bert Drive

Hollister, California 95023

investors@teknova.com

Phone: 1 (781) 235-3060

PROSPECTUS

Alpha Teknova, Inc.

$225,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $225,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights or units. This prospectus provides you with a general description of the securities that we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus, prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “TKNO”. On July 9, 2025, the last reported sales price for our Common Stock was $5.28 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2025.

ABOUT THIS PROSPECTUS

Whenever we refer to “Teknova,” “we,” “our” or “us” in this prospectus, we mean Alpha Teknova, Inc., unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $225,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

i

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Teknova”, “the Company”, “we”, “us”, “our” or similar references mean Alpha Teknova, Inc.

Company Overview

We are a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics. Our approximately 3,000 customers span the continuum of the life sciences market and include leading pharmaceutical and biotechnology companies, contract development and manufacturing organizations, in vitro diagnostics franchises, and academic and government research institutions. Our Company is built around our knowledge, methods, and know-how in our manufacturing processes and infrastructure, which are highly adaptable and configurable. These proprietary processes enable us to manufacture and deliver high-quality, custom, made-to-order products with short turnaround times and at scale, across all stages of our customers’ product development, including commercialization.

We have substantial expertise in manufacturing customer-specified formulations and have demonstrated the ability to manufacture and deliver our products to customers quickly. Due to our expertise in raw materials sourcing, chemical formulation, and quality control, developed over more than two decades, we are typically able to move a new custom product into production in a matter of weeks from order receipt. This can allow our customers to receive their products in weeks as compared to months from alternative suppliers operating in traditional production environments. Our processes are designed to handle a diverse array of customer-requested inputs, which may vary by volume, chemical formulation, quality specifications, container types, and transportation requirements, enabling broad use of our products across the life sciences market. Our proprietary capabilities and products underpin the value we provide to customers across their product development and commercialization activities and allow us to scale with our clients as they grow, supporting their need for materials in greater volumes and that meet increasingly stringent regulatory requirements.

We offer three primary product types: pre-poured media plates for cell growth and cloning; liquid cell culture media and supplements for cellular expansion; and molecular biology reagents for sample manipulation, resuspension, and purification. We typically begin working with customers in the discovery phase of development, in which they use our off-the-shelf (catalog) formulations for initial experimentation. As customers’ product development progresses and they begin to need products with improved performance, in greater volumes, or that meet good manufacturing practice (“GMP”) requirements (see below), they routinely go on to order higher value, custom, or GMP-grade products. We believe the bespoke nature of our portfolio makes us a critical, trusted supplier to our customers.

Due to extensive validation and customer loyalty owing, in part, to fast turnaround times for our custom products, our customers frequently integrate them as components into the lifecycle of their own products and, we believe, are therefore unlikely to substitute Teknova’s components with alternatives. As a result, our customer relationships typically span many years and help drive recurring business. Moreover, we are committed to delivering high levels of customer satisfaction through continued investment in our customer service, operating infrastructure, quality systems, and manufacturing processes. During 2024, we achieved an annual customer retention rate of approximately 95% for customers purchasing more than $10,000 annually, which represented approximately 15% of our customer base and approximately 90% of our annual revenue during that period. We believe the Teknova brand is well established in the United States (“U.S.”) life sciences industry as a result of our track record of delivering high quality, custom products and providing superior customer service.

We participate in multiple market segments because customers use our products across the life sciences industry, including in high growth areas like cell and gene therapy research, development, and production. In the five years from late 2017 through 2022, the U.S. Food & Drug Administration (“FDA”) approved five gene therapies for rare genetic diseases. Meanwhile, 2023 was a breakthrough year for cell and gene therapies, with seven FDA approvals in the U.S. and one in the European Union (“EU”), according to the Alliance for Regenerative Medicine. The cell and gene therapy sector experienced another transformative year in 2024 with nine FDA approvals in the U.S. and two in the EU according to the Alliance for Regenerative Medicine. Looking to 2025, the Alliance for Regenerative Medicine estimates that the sector could see up to a combined 24 approvals in the U.S. and EU.

We believe our prospects for growth will also benefit from developments in other fields, including mRNA vaccines, synthetic biology, and molecular diagnostics and genomics. We believe the key industry factors that will drive our future growth include:

•	the need for custom reagents for purification in the development of emerging therapeutic modalities such as cell and gene therapies, mRNA, and next-generation antibodies;

•	the growing demand for a single, adaptable, end-to-end provider that can offer both “research use only” (“RUO”) as well as GMP-grade, custom, made-to-order products with short turnaround times;

•	the importance of GMP-grade products in a development and manufacturing process that is subject to complex and stringent regulatory requirements;

•	the demand for suppliers capable of quickly scaling production volumes up and down in response to customer needs; and

•	the increasing demand to move to single-use bioreactors, which results in increased use of build sizes less than 1,500 liters.

The nature of many of our products and their uses require that they be manufactured by highly skilled personnel in contamination-controlled environments, following exacting procedures to ensure quality. We manufacture our products at our facilities in Hollister, California, which were purpose-built to address our customers’ needs for custom-made, RUO, or GMP-grade input components.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks relating to the execution of our business strategy.

Corporate Information

The Company was founded in 1996 and initially incorporated in California on May 30, 2000, under the name “eTeknova, Inc.” On January 11, 2019, the Company filed a certificate of merger and merged with and into

Alpha Teknova, Inc., a Delaware corporation, which continued as the surviving entity bearing the corporate name of “Alpha Teknova, Inc.”

In June 2021, we completed the initial public offering of our common stock. Our common stock trades on the Nasdaq Global Market under the symbol “TKNO”. Telegraph Hill Partners Management Company LLC, through its affiliates Telegraph Hill Partners IV, L.P. and THP IV Affiliates Fund, LLC, continues to be our controlling stockholder.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 2451 Bert Dr., Hollister, California 95023. Our telephone number is (831) 637-1100. Our website address is www.teknova.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2021, as amended (“JOBS Act”). For as long as we qualify as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•	reduced obligations with respect to financial data, including presenting only two years of audited financial statements;

•	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from adopting new or revised accounting standards, and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult. We may take advantage of these reporting exemptions until we no longer qualify as an emerging growth company, or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more;

•	the last day of our fiscal year following the fifth anniversary of the date of the closing of our initial public offering;

•	the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., the first day of the fiscal year after we have (i) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last business day of our most recently completed second fiscal quarter, and (ii) been public for at least 12 months).

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of our voting and non-voting common stock held by non-affiliates equals or exceeds $250.0 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenues are more than $100.0 million during the most recently completed fiscal year or (ii) the market value of our voting and non-voting common stock held by non-affiliates equals or exceeds $700.0 million measured on the last business day of our most recently completed second fiscal quarter. As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities offered by this Prospectus, if any, for working capital and general corporate purposes, which may include expenditures to increase our manufacturing capacity and related operational capabilities, improve operating efficiency, scale up our marketing, sales and research and development staff, increase brand awareness, develop new products and services and attract new customers, pursue business combinations and repay, refinance, redeem or repurchase our indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our growth, our funding requirements, and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Market listing fees, and fees and expenses of our counsel and our accountants.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. We caution our stockholders and other readers not to place undue reliance on such statements. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	general economic, market or business conditions as well as those in the specific industry and markets in which our business operates that may impact customer demand for our products;

•	our ability to meet our publicly announced guidance or other expectations about our business;

•	our future financial performance, including our revenue, costs of revenue, and operating expenses;

•	our ability to grow profitability;

•	our ability to expand our operations and increase capacity;

•	our anticipated uses of cash in the short and long terms and the sufficiency of our sources of liquidity;

•	our ability to defend against claims and mitigate adverse results from any legal proceedings against us and the merits of any claims or suits against us;

•	our recent history of losses and our ability to continue as a going concern;

•	our ability to limit our accounts receivable and credit risk exposure;

•	our future investments, if any, in additional facilities to facilitate our expected growth;

•	our future uses of capital to pursue potential acquisitions, if any, that further or accelerate our strategy;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to take advantage of certain exemptions from various reporting requirements generally applicable to public companies;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•

the impact of any pandemic, epidemic, or outbreak of infectious disease (including COVID-19), natural disasters, geopolitical unrest, war (including in Ukraine and the Israeli-Hamas war), terrorism, public health issues or other catastrophic events may have on our business and our ability to actively manage our response to these types of events;

•	our future adoption of critical accounting policies and estimates;

•	our ability to increase the scale and capacity of, or otherwise effectively adjust, our manufacturing processes and systems in response to market demands;

•	the impact of increased competition from additional companies entering the market and the availability of more advanced technologies in the market;

•	our ability to hire and retain key personnel;

•	our ability to obtain capital on favorable terms, or at all;

•	our ability to generate future revenue growth in market segments such as molecular diagnostics, synthetic biology, and emerging therapeutic modalities;

•	the impact of increased costs on our operations, including materials, labor, inflation, and interest rates;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements, and capital expenditures;

•	the enforceability of our exclusive forum provisions in our amended and restated certificate of incorporation;

•	our customers’ sensitivity to product nonconformances, defects, and errors;

•	the availability of exemption of our products from compliance with the U.S. Food, Drug and Cosmetic Act;

•	our ability to secure and maintain a stable supply of raw materials in the future;

•	our ability to maintain a corporate culture that contributes to our success;

•	the marketability of our products across a wide range of markets and the probability of success or revenue opportunity in our target markets;

•	regulatory developments in the U.S., including with respect to the FDA, and other countries;

•	the impact of revenue recognition rules and other factors on our financial results;

•	our ability to obtain, maintain, and enforce intellectual property protection for our current and future products, including our ability to protect our trade secrets, trademarks, and trade names;

•	the ongoing expenses associated with being a public company; and

•	our use of proceeds of any offering.

You should read this prospectus, or any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II—Item 1A, “Risk Factors”, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since those dates. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF CAPITAL STOCK

General Matters

As of March 31, 2025, our authorized capital stock consisted of 500,000,000 shares, consisting of (i) 490,000,000 shares of common stock, par value $0.00001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share. Subject to applicable rules of The Nasdaq Stock Market LLC (Nasdaq Rules), our board of directors is authorized, without stockholder approval, to issue additional shares of our capital stock. As of March 31, 2025, there were 53,437,060 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

The holders of common stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Any future determination to pay dividends on our capital stock will be subject to applicable laws, and will depend on our earnings, if any, financial condition, results of operations, capital requirements and such other factors that our board of directors deems relevant. In particular, the terms of our Second Amended and Restated Credit and Security Agreement (Term Loan) with MidCap Financial Trust (“MidCap”) as agent and lender, and the additional lenders from time to time party thereto and the Second Amended and Restated Credit and Security Agreement (Revolving Loan) with MidCap as agent and lender, and the additional lenders from time to time party thereto, prohibits us from paying dividends, other than dividends payable in our stock without the prior written consent of the lender. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt or preferred securities we may issue or any future credit facilities we may enter into.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of our Company, the holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

No Preemptive or Similar Rights

The common stock will have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “TKNO”.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of our preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding, without any further vote or action by our stockholders.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

Our investors’ rights agreement, dated as of January 14, 2019, with certain of our stockholders identified therein grants such stockholders certain registration rights in respect of the “registrable securities” held by them, which securities include (i) any common stock held by investors party to our investors’ rights agreement at the time of this offering; (ii) any common stock issued or issuable, directly or indirectly, upon conversion and/or exercise of any of our other securities held by the investors party to our investors’ rights agreement; and (iii) any common stock issued as, or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities in clauses (i), and (ii). The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under our investors’ rights agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the participating holders, and the holders will pay all underwriting discounts, commissions and stock transfer taxes relating to the sale of their shares. Our investors’ rights agreement also includes customary indemnification and procedural terms.

These registration rights will expire on the earlier of (i) a deemed liquidation event, subject to certain exceptions; (ii) a transaction in which a person or group of related persons acquires more than 50% of our outstanding voting stock, subject to certain exceptions; and (iii) such time as Rule 144 of the Securities or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration.

Demand Registration Rights

The holders of not less than 50% of the registrable securities then outstanding may request that we file a registration statement on Form S-1 with respect to at least 40% of the then-outstanding registrable securities (or a lesser percentage if the anticipated aggregate offering price, net of selling expenses, would exceed $15.0 million).

The holders of not less than 30% of the registrable shares then outstanding may request that we file a registration statement on Form S-3 with respect to such holders’ registrable securities then outstanding, if the aggregate offering price of the registrable securities, net of selling expenses, is expected to exceed $5.0 million.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the stockholders party to our investors’ rights agreement are entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration, a registration statement on Form S-4 or S-8 or a registration to register debt securities and underlying common stock, these holders are entitled to notice of the registration and will have the right to include their registrable securities in the registration subject to certain limitations.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with our amended and restated certificate of incorporation and our amended and restated bylaws, all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by Nasdaq Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Our amended and restated certificate of incorporation also provides that the total number of directors shall be determined from time to time exclusively by our board of directors; provided that, at any time Telegraph Hill Partners IV, L.P. (“THP LP”) and its affiliate THP IV Affiliates Fund, LLC (“THP LLC”, and together with THP LP, “THP”) beneficially owns, in the aggregate, at least 50% in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that, subject to the rights of holders of any series of our preferred stock, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of such directors; provided, however, that, from and after the time that THP first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors (the “THP Trigger Event”), any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.

In addition, our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock and except as otherwise provided therein, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the board of directors, may be filled by a majority of the directors then in office or by our stockholders; provided, however, that from and after the THP Trigger Event, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the board of directors, shall be filled only by a majority of the directors then in office and shall not be filled by our stockholders.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of us or changes in our management.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation provides that we will opt out of Section 203 (“Section 203”) of the General Corporation Law of the State of Delaware, as amended (“DGCL”), until such time as THP beneficially owns, in the aggregate, less than a majority of the total voting power of all the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, at which time we shall immediately and automatically become governed by Section 203.

Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our amended and restated certificate of incorporation provides that THP (together with its affiliates, successors and assigns) will not be deemed to be an “interested stockholder” regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of stock of our entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our stock entitled to vote generally in the election of directors are able to elect all of our directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, special meetings of stockholders may only be called by order of the Chairman of our board of directors, our board of directors or our Chief Executive Officer; provided, however, that at any time prior to the THP Trigger Event, special meetings of our stockholders shall also be called by or at the direction of our board of directors or the Chairman of our board of directors at the request of THP. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent upon the occurrence of the THP Trigger Event.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our amended and restated certificate of incorporation provides that, upon the occurrence of the THP Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, is required to alter, amend or repeal the following provisions of our amended and restated certificate of incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), and Article X (Section 203 of the DGCL), and Article XI (Amendment of Certificate of Incorporation and Bylaws).

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, upon the occurrence of the THP Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, is required to alter, amend or repeal our amended and restated bylaws.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of our amended and restated certification of incorporation or our amended and restated bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certification of incorporation or our amended and restated bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our amended and restated bylaws will provide that we shall indemnify any person who is or was a director or officer of ours or who is or was serving at our request as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or who is or was a party to, is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director, officer, trustee, employee or agent of ours, in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement) actually and reasonably incurred by or on behalf of such person in connection therewith, subject to certain conditions. In addition, our amended and restated bylaws will provide that we may, to the fullest extent permitted by law, (i) advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of ours or is or was a director, officer, employee or agent of ours serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL.

We have entered and expect to continue to enter into agreements to indemnify and advance expenses to our directors, officers and other employees as determined by our board of directors. These agreements, among other things, require us to indemnify each the applicable indemnitee to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such indemnitee in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We believe that these indemnification and advancement provisions and insurance provisions of our amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The above description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation provide that, to the fullest extent permitted by law, certain persons will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that competes with us or our affiliates. In addition, to the fullest extent permitted by law, certain persons will not have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the form of the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the applicability of any guarantees;

•	the terms and conditions upon which we may redeem the debt securities;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the terms of the subordination of any series of the debt securities;

•	restrictions on transfer, sale or other assignment of the debt securities, if any;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any addition to or change in the provisions relating to or dealing with defeasance;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than Teknova) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

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default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

•

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or interest on, any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm based thereon that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “-Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. The holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The holder may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Teknova, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the

Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, units or the other securities described in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, units or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements of Alpha Teknova, Inc. as of December 31, 2024 and for the year ended December 31, 2024 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP (“Grant Thornton”), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Alpha Teknova, Inc. appearing in Alpha Teknova, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP (“Ernst & Young”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Auditor

On March 26, 2024, the audit committee of our board of directors (the “Audit Committee”) approved the appointment of Grant Thornton as our independent registered public accounting firm, effective March 26, 2024. Grant Thornton replaced Ernst & Young as our independent registered public accounting firm.

During our fiscal year ended December 31, 2023, and the subsequent interim period through the date of the Current Report on Form 8-K filed with the SEC on April 2, 2024 (the “Form 8-K”), neither we, nor anyone acting on our behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and neither a written report nor oral advice was provided to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In connection with our appointment of Grant Thornton as our independent registered public accounting firm, on March 26, 2024, the Audit Committee dismissed Ernst & Young as our independent registered public accounting firm.

Ernst & Young’s audit report on our financial statements as of and for the year ended December 31, 2023, contained an explanatory paragraph related to our ability to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During our fiscal year ended December 31, 2023, and the subsequent interim period through the date of the Form 8-K: (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the matter in their report on our financial statements for such year, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with item 304(a)(3) of Regulation S-K, we provided Ernst & Young with a copy of the disclosures contained in the Form 8-K prior to its filing with the SEC and requested that Ernst & Young furnish us with a letter addressed to the SEC stating whether or not Ernst & Young agreed with the statements made by us in the Form 8-K and, if not, stating the respects in which it did not agree. A copy of Ernst & Young’s letter dated April 1, 2024, was attached as Exhibit 16.1 to the Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Alpha Teknova, Inc. The SEC’s Internet site can be found at http://www.sec.gov. Additional information with respect to us can be found on our website at www.teknova.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025;

(b)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025; and

(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

(d)

Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on March  4, 2025 and June 23, 2025;

(e)

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-40538), filed with the SEC on June 24, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Alpha Teknova, Inc.

Attn: Corporate Secretary

2451 Bert Drive

Hollister, CA 95023

investors@teknova.com

Phone: 1 (781) 235-3060

     Shares of Common Stock

Alpha Teknova, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

TD Cowen	William Blair

October   , 2026